Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of Fidelity Municipal Trust II:
Fidelity Michigan Municipal Money Market Fund (formerly Fidelity Michigan Municipal Money Market Portfolio), Fidelity Ohio Municipal Money Market Fund (formerly Fidelity Ohio Municipal Money Market Portfolio), and Spartan Pennsylvania Municipal Money Market Fund (formerly Spartan Pennsylvania Municipal Money Market Portfolio) of our reports dated February 2, 1996 on the financial statements and financial highlights included in the December 31, 1995 Annual Reports to Shareholders of Fidelity Michigan Municipal Money Market Portfolio (currently Fidelity Michigan Municipal Money Market
Fund), Fidelity Ohio Municipal Money Market Portfolio (currently Fidelity Ohio Municipal Money Market Fund), and Spartan Pennsylvania Municipal Money Market Portfolio (currently Spartan Pennsylvania Municipal Money Market
Fund).
We also consent to the incorporation by reference in this Post-Effective Amendment, of our reports dated February 2, 1996 on the financial statements and financial highlights included in the Annual Reports to Shareholders of Fidelity Municipal Trust: Fidelity Michigan Tax-Free High Yield Portfolio (currently Fidelity Michigan Municipal Income Fund), Fidelity Minnesota Tax-Free Portfolio (currently Fidelity Minnesota Municipal Income Fund), and Fidelity Ohio Tax-Free High Yield Portfolio (currently Fidelity Ohio Municipal Income Fund).
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 13, 1996